UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 16, 2007
Date of Report (Date of earliest event reported)

POWER AIR CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-51256	98-0433974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4777 Bennett Drive, Suite E, Livermore, California, U.S.A.	94551
(Address of principal executive offices)	(Zip Code)

(925) 960-8777
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 - FINANCIAL INFORMATION

Item 2.03       Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 10, 2007, Power Air Corporation (the "Company") completed a loan secured by the assets of the Company and its subsidiaries for gross proceeds to the Company of $2.19 million (the "Transaction"). Each lender (a "Lender") received a note (a "Note") bearing interest at 10% and an equity consideration certificate (an "Equity Consideration Certificate") entitling the Lender to receive stock and warrants equal to the value of the principal of the loan. The total net proceeds to the Company from the Transaction is $1.98 million.

The Notes have a interest rate of 10% per annum payable quarterly commencing May 31, 2007 and due on the earlier of (i) September 30, 2007 or (ii) the third business day following the completion of an underwritten public offering or a private placement by the Company resulting in gross proceeds of $5 million or more (the "Qualified Offering"). Repayment of the Notes will be secured by a lien on all tangible and intangible assets of the Company and each of its subsidiaries to be evidenced by a security agreement and a security and pledge agreement from the Company for 100% of the stock in each of its subsidiaries.

The Notes were sold to the Lenders who purchased as "accredited investors" as that term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933 (the "Securities Act"). Pursuant to an agreement (the "Financing Agreement") dated for reference March 5, 2007 among the Company and Paulson Investment Company, Inc. and High Capital Funding, LLC (together, the "Placement Agents"), as amended, the Placement Agents acted as agents of the Company for the Transaction.

SECTION 3 - SECURITIES AND TRADING MARKETS

ITEM 3.02     Unregistered Sales of Equity Securities

As part of the Transaction that completed on April 10, 2007, as set out above in Item 2.03, each Lender also received an Equity Consideration Certificate in an amount equal to such Lender's Note. The Equity Consideration Certificates entitle the Lenders to receive either "Primary Equity Consideration" or "Alternate Equity Consideration" (both as defined below and sometimes referred to herein as the "Equity Consideration"). The "Primary Equity Consideration" shall consist of the identical securities that the Company will sell in its next Qualified Offering. The number of such securities to be received by each Lender shall be the result obtained by dividing 100% of the original principal amount of the Note purchased by such Lender in this Transaction by the price of the security, or package of securities, sold by the Company in the Qualified Offering. The Equity Consideration shall be delivered to the Lender (or its transferee or assignee) within three business days following the closing of the Qualified Offering. The "Alternate Equity Consideration" shall consist of that number of shares of common stock of the Company as shall equal the principal amount of the Notes divided by $0.40 plus an equal number of non-callable warrants exercisable at $0.50 per share for a period of seven years from such issuance, which shall have a cashless exercise feature if, at any time after one year from the first closing, the underlying shares of common stock are not covered by an effective registration statement with a current prospectus available. The Alternate Equity Consideration shall be issued to the Lenders on the first business day following the later of September 30, 2007 or an extended maturity date, if a Qualified Offering shall not have occurred by such date.

The Equity Consideration Certificates were sold with the Notes to the Lenders who purchased as "accredited investors" as that term is defined in Rule 501(a) of Regulation D under the Securities Act and the Placement Agents acted as agents of the Company for this Transaction.

The aggregate purchase price of each Note and the Equity Consideration Certificate related to such Note is the original principal amount of the Note. For federal income tax purposes, the Company will allocate 75% of the purchase price to the Note and 25% of the purchase price to the Equity Consideration Certificate.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01       Financial Statements and Exhibits.

Exhibits.

Exhibit	Description
11.1

Financing Agreement dated March 4, 2007 among the Company, Paulson Investment Company, Inc. and High Capital Funding, LLC (including the form of the Secured Promissory Note, the form of the Equity Consideration Certificate, the form of the Security Agreement and the form of the Security and Pledge Agreement)

11.2	Form of the Subscription Agreement between the Company and each of the Lenders for the Note and the Equity Consideration Certificates
99.1	News Release of the Company dated April 16, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: April 16, 2007	POWER AIR CORPORATION By: /s/ H. Dean Haley ___________________________________ H. Dean Haley Executive Chairman and Chief Operating Officer